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                                                                   EXHIBIT 10.72

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lease for business premises
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According to the model decided upon by the Raad voor Onroerende Zaken (Council for Real Estate Matters) in October 1988
Reference to this model is only permitted if the inserted, added or divergent text can easily be recognized as such. Additions and divergences should preferably be included in the article "Exceptional Conditions".
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The undersigned:  De stichting: "Stichting Administratiekantoor
                  Kinderen van den Nieuwenhuizen en Daandels", legal represented by mister L.P.M. van den
                  Nieuwenhuizen

registered/residing at WEVERSTRAAT 15, UDEN, NEDERLAND



                                      , hereinafter referred to as "the lessor",

and TINSLEY ROBOR PLC, LEGAL REPRESENTED BY HER CHAIRMAN
    MISTER JOHN ROSE

registered/residing at DRAYTON HOUSE, DRAYTON, CHICHESTER, WEST SUSSEX PO20 6EW



                                      , hereinafter referred to as "the lessee",

have agreed to the following lease:

Property, Purpose and Floor Load
1.1 This agreement concerns the property, hereinafter referred to as "the leased property", known locally as WEVERSTRAAT 13, UDEN, NEDERLAND

                            CADASTRAL: MUNICIPAL : UDEN SEKTOR : T NUMBER : 532 PARTIALY

and further identified by the drawing or description of the leased property attached to this document certified by the parties.
1.2 The lessee will use the leased property exclusively as PRINTING FACTORY-OFFICE AND 50
PARKING PLACES.


1.3 The highest permissible load on the floor of the leased property is:
a. on the ground floor   3,000    kg/square meter
b. in the other areas    n.v.t.   kg/square meter



Conditions
2.1 The following are deemed to be integral parts of this agreement:
a. The general conditions for the leasing of business premises, deposited with the Clerk of the Court in The Hague on 12 April 1989 and registered under number 58/1989, hereinafter referred to as "the general conditions". The parties are fully informed of these general conditions. The lessee has received a copy of these conditions.
b. The conditions of the property division agreement, the accompanying regulations governing division of property and any standing rules agreed to, in so far as these conditions are applicable and if the leased property is part of a building or a complex divided into apartment titles.
2.2 The rules arising from 2.1 are applicable excepting to the extent to which the conditions mentioned hereinafter are expressly at variance with them or applicability in relation to the leased property is not possible.





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Term, Extension and Termination of the Lease

3.1 This agreement is entered into for the period of FIVE year(s), beginning on 1 OCTOBER 1995 and ending on 30 SEPTEMBER 2000
3.2 During the period referred to in 3.1 the parties to the lease may not terminate the lease by giving notice. Notice must be given in accordance with
3.4 in the case of termination at end of this period.
3.3 If the period referred to in 3.1 elapses without notice being given in compliance with 3.2., the lease will be extended for a contiguous period of FIVE year(s), that is until 30 SEPTEMBER 2005. The lease will only terminate at that point in time, however, if notice has been given in accordance with 3.4 If such notice is not given, the lease will be extended for a contiguous period of FIVE year(s) and so on, excepting, however, that in each case the lease may be terminated in accordance with 3.4 towards the end of each extension.
3.4 Termination of the lease may only occur by means of writ of execution or by registered mail with due observance of a period of notice of at least TWELVE months prior to the expiry of the current period.
3.5 This article has no effect on the conditions set out in article 7 of the general conditions.

Payment Obligations and Period of Payment
4.1 The lessee is obligated to make the following payments:
-- the rent         ANY THREE MONTHS, BEFOREHAND
-- payment for additional supplies and services referred to in 6.
-- the value added tax payable by law on the rent and such payment, or a corresponding sum as referred to in 5.
4.2 The rent will amount to an annual sum of f 218.590,64 in words TWO HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED AND NINETY GUILDERS AND SIXTY-FOUR CENTS.
The rent will increase annually on 1 OCTOBER, for the first time on 1-10-1996, and so on in accordance with article 4 of the general conditions.
4.3 The payment for additional supplies and services will be determined in accordance with article 11 of the general conditions and, as is stipulated therein, a system of payment in advance with settlement at a later date will be applied.
4.4 The rent and the advance payment for additional supplies and services and the value added tax or a sum corresponding to this will be payable in advance, in each case before or on the first day of the period to which the payment applies.
4.5 For each term of payment of THREE months the following amounts are payable for
-- rent                                                          f 54.647,66
-- advance payment for the provision of heating and hot water    f
-- advance payment for additional supplies and services          f__________

so that the lessee is required to pay the total sum of f54.647,66 in words FOURTHY FIVE THOUSAND SIX HUNDRED SEVEN FOUR GUILDERS AND SIXTY SIX CENTS to be increased by the value added tax payable by law or the corresponding amount referred to in article 5.
4.6 With a view to the date of commencement of this lease, the first term of
payment is the period                        and the sum payable for this first
period is f 54.647,66, to be increased by the legally payable value added tax or a corresponding agreed sum as referred to in article 5. The lessee will make payment of this sum before or on 1 OCTOBER 1995

Value Added Tax (BTW)
5.1 All amounts mentioned in this agreement exclude value added tax. The lessee is required to pay value added tax on the rent and the payments for additional supplies and services. Value added tax will be charged by the lessor and is required to be paid together with the rent and the settlement for additional supplies and services, or the advance payment for these.
5.2 The lessee provides the lessor herewith with the irrevocable power of attorney to submit, in part on his behalf, an application as referred to in section 11, paragraph 1, subsection b, 5 of the Turnover Tax Act of 1968 (Wet op de omzetbelasting 1968) (with regard to opting for taxed leasehold). If so required, the lessee will endorse this application and return it to the lessor within 14 days of receiving it.
5.3 If the application is not submitted within the period stipulated in the Act, or if it is not acceded to, the lessee will be required to pay over and above the rent and the payment for additional supplies and services or the advance payment of this, an amount equivalent to the amount payable in value added tax if the application had been acceded to. The same applies if the application is acceded to as of a later date than that applied for, but only during the period ending on the date of commencement of the taxed leasehold.
5.4 If the lessee provides that it is due to the lessor that the application was not submitted in time or was not acceded to, the lessee will not be required to pay the sum equivalent to the value added tax referred to in 5.3.
5.5 In the event that the lessor disposes of the leased property or the building or the complex of which the leased property is a part and the new owner opts for taxed leasehold, the lessee will equally be bound by the conditions in this article.








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Supplies and Services
6. The parties are agreed that the following additional supplies and services will be provided by or on behalf of the lessor:

ALL COSTS OF SUPPLIES AND SERVICES WILL BE FOR ACCOUNT OF THE LESSEE.














Bank Guarantee
7.1 The conditions of article 8 of the general conditions apply in relation to the security to be provided by the lessee.
7.2 The amount referred to in subsection 8.1 of the general conditions is
herewith set by the parties at f     A PERMANENT AMOUNT OF SIX MONTHS RENT,
STARTING WITH f.110.000.--. in words STARTING WITH ONE HUNDRED TEN THOUSAND GUILDERS.

Supervisor
8. Until the lessor announces otherwise, the supervisor will be MISTER L.P.M. VAN DEN NIEUWENHUIZEN.



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Addenda
9. The following addenda accompany this lease:
-- the general conditions as referred to in 2.1.a
-- the drawing of the leased property certified by the parties and attached to this lease
-- the description of the leased property certified by the parties and attached to this lease
-- the bank guarantee as referred to in article 7.

Exceptional Conditions
10. This lease is subject to Dutch law.
11. This translation of the lease is only to be used in combination with and as an explanation of the corresponding Dutch text, namely, Huurovereenkomst bedrijfsruimte volgens het model door de Raad voor Onroerende Zaken in oktober 1988 vastgesteld.

12.- Lessee will be held responsible if he or any one of his staff will cause ground pollution or any other environmental damage to the building, the foundation of the building or the premises.
13.- Lessee will take care by himself for all necessary licenses which he needs for the exercise of his industry.
14.- At the end of the lease, when ever that may be, all changes and improvements on building and installations will be automatically lessor's property.
15.- This agreement takes the place of the one that was made earlier on the first of October 1993, which is automatically canceled now.
16.- In all cases in which this agreement will not give a pronunciation, the rules of the Nieuw Burgelijk Wetboek will be used automatically.












Drawn up and signed in two fold.

Town  Uden  Date 22-1-1996         Town Chichester, England     Date 17 Nov
                                   [illegible] Tinsley Robor plc     [illegible]
[illegible signature]              /s/ John Rose

(Lessor)                           (Lessee)